Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 16th day of September, 2008, by and among GULSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), and GULFSTREAM FUNDING, LLC, a Delaware limited liability company (the “Investor”).

RECITAL:

WHEREAS, the Company and the Investor deem it advisable for the Investor to purchase and the Company to sell to the Investor the Securities (as defined below), all upon the terms and subject to the conditions herein provided.

NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:

1.

DEFINITIONS.   In addition to the terms defined elsewhere in this Agreement, when used herein the following terms shall have the meanings set forth in this Section 1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened against or affecting the Company, any Subsidiary or any property of the Company or any Subsidiary before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Code Share Agreement” means the agreement between the Company and Continental Airlines, Inc. (“Continental’) that provides for the sharing of Continental’s designator code and including any other operating alliance with Continental.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive,

Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Disclosure Schedules” means the Disclosure Schedules attached to this Agreement and each referred to herein as a Schedule.

“Dollars” means U.S. dollars.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“Equity Interest” means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time applied on a consistent basis during the periods involved.

“Guarantor” means each Subsidiary of the Company.

“Guaranties” mean the several Junior Guaranties, each dated as of the date hereof, executed by each Guarantor in favor of Purchaser.

“Lien” means (a) any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, wherever created or charged, (b) with respect to any property, the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreements” means the Junior Security Agreements, each dated as of the date hereof, executed by each Guarantor in favor of Investor.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power is or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.  Unless otherwise expressly provided, “Subsidiary” shall mean a Subsidiary of the Company.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not traded on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not traded on any Trading Market and not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the American Stock Exchange or any other Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Debenture, the Warrant, the Guaranties, the Security Agreements and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Warrant Shares” means the share of Common Stock issued and issuable upon exercise of the Warrant.

2.

DESCRIPTION OF SECURITIES; COMMITMENT.

2.1

Description of the Debenture

.  The Company has authorized the issue and sale of a Junior Subordinated Debenture, in an aggregate principal amount of $1,000,000 and in substantially the form of Exhibit A hereto (the “Debenture”).  The Debenture will be dated the date of issue and bear interest at the rate of 12.00% per annum, and shall be payable as provided in the Debenture.

2.2

Description of the Warrant

.  The Company has authorized the issue and sale of a Warrant for the purchase of 225,000 shares of Common Stock at a purchase price equal to $3.20 per share in substantially the form of Exhibit B hereto (the “Warrant” and, together with the Debenture, the “Securities”).

2.3

Purchase of the Securities

.  Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, on the Closing Date (as defined below), the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, the Securities at a price equal to $1,000,000.  The parties hereto acknowledge and agree that the Warrant has a fair market value of $20,000 and that the purchase price for the Warrant is equal to that amount.

2.4

Closing Date

.  Delivery of the Debenture and the Warrant to be issued and purchased pursuant to this Agreement shall be at the offices of the Company, 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida, 33312, against payment to the Company of the purchase price therefor by wire transfer of immediately available funds (the “Closing”), at 10:00 A.M., local time, on _______________, 2008 or such later date as shall be mutually agreed upon by the Company and the Investor (the “Closing Date”).

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In order to induce the Investor to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to the Investor that, except as set forth on the Disclosure Schedules hereto which disclosure Schedule shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure:

3.1

Subsidiaries

.  The Company does not directly or indirectly control or own any Equity Interest in any Subsidiary, other than as listed in Schedule 3.1(a).  Except as disclosed in Schedule 3.1(b), the Company owns, directly or indirectly, all of the Equity Interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding Equity Interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.2

Organization and Qualification

.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or Code Share Agreement which is not waived or is not capable of being cured within ten (10) days, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company’s or any Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or Code Share Agreement which is not waived or is not capable of being cured in ten (10) days (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.3

Authorization; Enforcement

.  Each of the Company and the Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and Code Sharing Agreements to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  Except as set forth on Schedule 3.3, the execution and delivery of the Transaction Documents and Code Sharing Agreements by the Company and the Subsidiaries and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiaries and no further action is required by the Company, the Subsidiaries, their respective boards of directors or stockholders in connection therewith other than the Required Approvals.  Each Transaction Document and Code Sharing Agreement to which the Company or a Subsidiary is a party has been (or upon delivery will have been) duly executed by them and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of theirs enforceable against them in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4

No Conflicts

.  Except as set forth on Schedule 3.4, the execution, delivery and performance of the Transaction Documents and Code Sharing Agreements by the Company and the Subsidiaries, and the consummation by them of the transactions contemplated hereby and thereby did not and will not:  (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) subject to receipt of all Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of theirs is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the Federal Aviation Administration and the United States Department of Transportation), or by which any property or asset of theirs is bound or affected; except in the case of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.5

Filings, Consents and Approvals

.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (including, without limitation, the Federal Aviation Administration and the United States Department of Transportation) or other Person in connection with the execution, delivery, assumption and performance by them of the Transaction Documents and the Code Share Agreement to which any of them is a party, other than (i) the notice and/or application(s) to the applicable Trading Market for the issuance and sale of the Common Stock issuable upon the exercise of the Warrant and the listing of such Common Stock for trading thereon in the time and manner required thereby, (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iii) the consents of set forth on Schedule 3.5 (collectively, the “Required Approvals”).

3.6

Issuance of the Securities

.  Each of the Debenture and the Warrant has been duly authorized and, when issued and paid for in accordance with the Transaction Documents or otherwise, have been or, when issued, will be duly and validly issued, free and clear of all Liens.  The Warrant Shares, when issued and paid for in accordance with the Warrant will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens.

3.7

Capitalization

.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans and all warrants, debentures and Common Stock Equivalents (on a pro forma basis immediately after giving effect to the transactions contemplated by the Transaction Documents), is set forth on Schedule 3.7.  Except as set forth on Schedule 3.7, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and except as set forth on Schedule 3.7, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or any contract, commitment, understanding or arrangement by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth on Schedule 3.7, no further approval or authorization of any stockholder, the Board of Directors of the Company, or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.8

SEC Reports; Financial Statements

.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules hereto, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Except as set forth in Schedule 3.8, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.8, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Except as set forth in Schedule 3.8, such financial statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes.

3.9

Material Changes

.  Except as set forth on Schedule 3.9, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans.

3.10

Litigation

.   Except as set forth in Schedule 3.10, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Debenture or the Warrant or (ii) except as otherwise set forth in the SEC Reports, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.11

Compliance

.  Except as set forth on Schedule 3.11 or as disclosed in the SEC Filings, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, the Code Share Agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body  (including without limitation, the Federal Aviation Administration and the United States Department of Transportation), or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to transportation, aviation, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case in clauses (i), (ii) and (iii) as could not, individually or in the aggregate, have or would not reasonably be expected to have in a Material Adverse Effect.  The Company and the Subsidiaries, as applicable, are in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations thereunder promulgated by the Commission.

3.12

Regulatory Permits

.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (including without limitation, the Federal Aviation Administration and the United States Department of Transportation) necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.13

Title to Assets

.   The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to their businesses, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and (iii) Liens listed or disclosed on Schedule 3.13.  The Company’s forecasted monthly fuel usage for each of the six months after the Closing Date is as set forth on Schedule 3.13.

3.14

Intellectual Property

.  Except as set forth in the SEC Reports, the Company owns, or has the valid license or other rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights used by the Company in its business (the

“Intellectual Property Rights”), and all such Intellectual Property Rights are valid and in good standing and adequate and sufficient to permit the Company to conduct its business as conducted by it without conflict with or infringement upon any valid rights of others, except where such conflict or infringement would not have a Material Adverse Effect.  Except as set froth in the SEC Reports, to the Company’s knowledge, all Intellectual Property Rights owned or used by the Company are free of any adverse claims, rights or encumbrances as to the Company’s rights thereto.

3.15

Tax Matters

.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

3.16

Insurance

.  The Company maintains policies of insurance from reputable insurers (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, products liability, automobile, fire and lightning and worker’s compensation) in amounts and limits deemed appropriate in light of the Company’s business activities, and the Company is not aware of any material gaps in coverage or any denial of coverage with respect to a material loss affecting the Company.

3.17

Private Placement

.   Assuming the accuracy of the Investor representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby.  The issuance and sale of the Warrant hereunder does not contravene the applicable rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

3.18

Disclosure.   Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

3.19

No Broker

.  Except as set forth on Schedule 3.21, no Person has acted in the capacity of broker, advisor, investment banker or finder on behalf of the Company to bring about the negotiation or consummation of this Agreement.  Any fee payable to a broker, advisor, investment banker or finder identified on Schedule 3.21 shall be paid by the Company.

4.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.  In order to induce the Company to enter into this Agreement and to issue the Securities, the Investor hereby represents and warrants to the Company that:

4.1

Organization Authorization

.  That all action on the part of the Investor necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been (or will be) taken prior to the Closing Date.  The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with requisite organizational power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations hereunder.  The Transaction Documents, when executed and delivered by the Investor, shall constitute a valid and legally binding obligation of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application.

4.2

Brokers and Finders

.  Except as set forth on Schedule 4.4, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.3

Prohibited Transactions

.  Since the time the Investor was first contacted regarding an investment in the Company regarding an investment in the Company until the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  The Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i)  the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.

4.4

Limited Ownership

.  The purchase by the Investor of the Securities issuable to it at the Closing will not result in the Investor (individually or together with other Persons with whom the Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred.  The Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing at issue shall have occurred.

4.5

Independent Investment Decision

.  The Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and the Investor confirms that it has not relied on the advice of any other Person’s business, tax and/or legal counsel in making such decision.  The Investor has not relied on the business, legal advice or tax advice of the Company or any of the Company’s agents, counsel or Affiliates in making its investment decision hereunder.  The Investor acknowledges that the Company makes no representations or warranties regarding the tax consequences of the Securities to the Investor.

5.

CERTAIN AGREEMENTS OF THE PARTIES.

5.1

Investment Representations.

(a)

This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by its acceptance hereof the Investor hereby confirms, that the Debenture, the Warrant and the Common Stock issuable upon exercise of the Warrant to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same.  By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to the Debenture, the Warrant and the Common Stock issuable upon exercise of the Warrant.  The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

(b)

The Investor understands that neither the Debenture, the Warrant nor the Common Stock issuable on exercise of the Warrant, is registered under the Securities Act, on the ground that the sale provided for in this Agreement and the issuance of the Debenture, the Warrant and the Common Stock issuable upon exercise of the Warrant hereunder should be exempt from registration under the Securities Act and that the Company’s reliance on such exemption is predicated on the Investor’s representations set forth herein.  The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Debenture, the Warrant or the Common Stock issuable upon exercise of the Warrant for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise.  The Investor confirms it has no such intention.

(c)

The Investor represents that it is, and was at the time it was offered the Securities, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act and that the Investor is experienced in evaluating and investing in companies such as the Company, is able to fend for itself in the transactions contemplated by this

Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.  The Investor acknowledges its satisfactory review of the SEC Filings.  The Investor further represents that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the same kind of information that would be provided in a registration statement filed by the Company under the Securities Act and that it has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access and that the Investor has received such information that is necessary to make an informed investment decision with respect to the Securities.  The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

(d)

The Investor understands that neither the Debenture, the Warrant or the Common Stock issuable upon exercise of the Warrant may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Debenture, the Warrant or the Common Stock issuable upon exercise of the Warrant or an available exemption from registration under the Securities Act, such securities, must be held indefinitely.  In particular, the Investor is aware that the Debenture, the Warrant and the Common Stock issuable upon exercise of the Warrant may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.  The Investor represents that, in the absence of an effective registration statement covering the Debenture, the Warrant or the Common Stock issuable upon exercise of the Warrant, it will sell, transfer or otherwise dispose of such securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 5.1(e) hereof.

(e)

The Investor agrees that in no event will it make a transfer or disposition of the Debenture, the Warrant or the Common Stock issuable upon exercise of the Warrant (other than pursuant to an effective registration statement under the Securities Act) unless and until (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Company, at the expense of the Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act.

5.2

Furnishing of Information

.  As long as the Investor owns the Debenture, the Warrant or the Common Stock issuable upon exercise of the Warrant, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13 of the Exchange Act.  Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.

5.3

Securities Laws Disclosure; Publicity

.  The Company shall issue a press release reasonably acceptable to the Investor disclosing the transactions contemplated hereby on the date of this Agreement and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and any Trading Market on which the Common Stock is listed.

6.

MISCELLANEOUS.

6.1

Fees and Expenses

.  Except as otherwise specified in the Transaction Documents (including without limitation Section 6.14), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.2

Entire Agreement

.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  After the Closing, and without further consideration, each party will execute and deliver to the other party hereto such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3

Notices

.  All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Eastern Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern Time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses and facsimile numbers for such notices and communications shall be as follows:

If to the Company:

Gulfstream International Group, Inc.

3201 Griffin Road, 4th Floor

Fort Lauderdale, Florida

Facsimile No.:  (954) 985-5244

Attention:  General Counsel

With a copy to:

Bryan Cave LLP

161 North Clark Street, Suite 4300

Chicago, Illinois 60601-3315

Facsimile No.:  (312) 602-5025

Attention:  Don Figliulo, Esq.

If to the Investor:

Gulfstream Funding, LLC

861 Maggies Way

Waterbury Center, VT  05677

Facsimile No.:  _____________

Attention:  Doug Hailey

With a copy to:

Edwards Angell Palmer & Dodge LLP

750 Lexington Avenue

New York, NY  10022

Facsimile No.:  (212) 308-4844

Attention:  Geoffrey Etherington, Esq.

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

6.4

Amendments; Waivers

.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(a)

Neither any Transaction Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Company and the Investor.

6.5

Construction

.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6

Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign its rights under this Agreement to any Person to whom the Investor assigns or transfers the Securities.

6.7

No Third-Party Beneficiaries

.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8

Governing Law

.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9

Survival

.  The representations, warranties, agreements and covenants contained herein shall survive for a period of one year following the Closing.

6.10

Execution

.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.PDF” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or “.PDF” signature page were an original thereof.

6.11

Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12

Replacement of Securities

.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution thereof, a new certificate of instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.13

Remedies

.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14

Payment Set Aside

.  To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15

Expenses

.  The Company shall pay all reasonable out of pocket costs and expenses incurred by the Investor, including the reasonable fees, charges and disbursements of counsel for the Investor in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

GULFSTREAM INTERNATIONAL GROUP, INC.

By:

Name:

Title:

INVESTOR:

GULFSTREAM FUNDING,  LLC

By:

Name:

Title: